Exhibit 99.1

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Alliant Energy
4902 North Biltmore Lane
P.O. Box 77007
Madison, WI 53707-1007
www.alliantenergy.com

News Release

FOR IMMEDIATE RELEASE	Media Contacts:	Karen Whitmer (608) 458-4839
Janice Mathis (608) 458-3955
Scott Drzycimski (319) 786-7500
	Investor Relations:	Becky Johnson (608) 458-3267

ALLIANT ENERGY ANNOUNCES ITS INTENTION TO DIVEST ADDITIONAL NON-REGULATED BUSINESSES; WILL RECORD NON-CASH CHARGE IN SECOND QUARTER

        MADISON, Wis. – July 13, 2004 – Alliant Energy Corp. (NYSE: LNT) announced today that it intends to divest certain businesses within its Integrated Services (ISCO) business platform. ISCO is a subsidiary of Alliant Energy Resources, Inc., which is the parent company for Alliant Energy’s non-regulated businesses. Further, Alliant Energy will record a non-cash impairment charge in the second quarter of 2004 to write-off $43 million of the $44 million of goodwill on the balance sheets of these businesses. Alliant Energy estimates the after-tax charge will be approximately $40 million.

        Planned divestitures include ISCO’s energy services business (Cogenex Corporation, based in Lowell, Mass., and affiliated companies); gas marketing business (NG Energy Trading, LLC, based in Oklahoma City, Okla.); and energy management services business, which has offices in Florida, Minnesota and Wisconsin. After the goodwill charge, the aggregate book capitalization, including debt, of these businesses is approximately $55 million.

        “The decision to divest these businesses is yet another example of our efforts to narrow our strategic focus and concentrate on those opportunities now available to us in our domestic utility operations,” stated Erroll B. Davis, Jr., Alliant Energy’s chairman and chief executive officer. “We are committed to streamlining our portfolio of businesses to those already providing meaningful earnings and cash flows for our shareowners and those we are prepared to invest the capital needed to reach the scale necessary to generate such earnings and cash flows. This also continues to reduce the number of subsidiaries we must manage and support at the parent company level.”

        Alliant Energy is in the early stages of developing its divestiture plan for these businesses and currently intends to complete the divestitures within the next 12 months and to apply the proceeds toward the reduction of debt at Alliant Energy Resources.

        “Because the company expects that these businesses will be reported as discontinued operations in the third or fourth quarter of 2004, the charge we will incur in the second quarter is not expected to impact our current earnings guidance for our 2004 earnings from continuing operations,” said Eliot Protsch, senior executive vice president and chief financial officer of Alliant Energy.

Alliant Energy – Non-regulated business sale

July 13, 2004

Conference Call

        A conference call to discuss these issues further is scheduled for Wednesday, July 14 at 9:00 a.m. central time. Alliant Energy President and Chief Operating Officer William D. Harvey and Senior Executive Vice President and Chief Financial Officer Eliot G. Protsch will host the call. The conference call is open to the public and can be accessed in two ways. Interested parties may listen to the call by dialing 877-668-4404 (no pass code is needed) or by listening to a webcast at www.alliantenergy.com/investors. A replay of the call will be available through July 19, 2004 at 800-642-1687 (domestic) or 706-645-9291 (international). Callers should reference conference ID #8738831. An archive of the webcast will be available on the company’s Web site at www.alliantenergy.com/investors for at least 12 months.

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        Alliant Energy is the parent company of two public utility companies – Interstate Power and Light Company (IP&L) and Wisconsin Power and Light Company (WP&L) – and of Alliant Energy Resources, Inc., the parent company of Alliant Energy’s non-regulated operations, which includes the ISCO business platform. Alliant Energy is an energy-services provider that serves more than three million customers worldwide.

This press release includes forward-looking statements. These forward-looking statements can be identified as such because the statements include words such as “expects,” “plans” or “intends” or other words of similar import. Similarly, statements that describe future financial performance or plans or strategies are also forward-looking statements. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Actual results could be affected by such factors as: Alliant Energy’s ability to qualify the businesses planned for divestiture for reporting as assets held for sale and discontinued operations in 2004; Alliant Energy’s ability to successfully complete proposed divestitures at expected values and on expected timelines; costs associated with the retirement of debt using proceeds from proposed divestitures; and material changes in the value of Alliant Energy’s investments. These factors should be considered when evaluating the forward-looking statements and undue reliance should not be placed on such statements.  Without limitation, the statement with respect to projected earnings from continuing operations in this press release is a forward-looking statement and is based in part on certain assumptions made by Alliant Energy, some of which are referred to in the forward-looking statement.  Alliant Energy cannot provide any assurance that the assumptions referred to in the forward-looking statements or otherwise are accurate or will prove to be correct. Any assumptions that are inaccurate or do not prove to be correct could have a material adverse effect on Alliant Energy’s ability to achieve the estimates included in the forward-looking statements. The forward-looking statements included herein are made as of the date hereof and Alliant Energy undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances.